Exhibit 99.2

LETTER TO STOCKHOLDERS ISSUED BY DIAMONDBACK ENERGY, INC.

Midland, TX (May 4, 2026)

Diamondback Stockholders,

This letter is meant to be a supplement to our earnings release and is being furnished to the Securities and Exchange Commission (SEC) and released to our stockholders simultaneously with our earnings release. Please see the information regarding forward-looking statements and non-GAAP financial information included at the end of this letter.

Macro Update and Activity Plan

Over the last year, we have spent more time than ever discussing the macroeconomic environment with our stakeholders – a trend we do not expect to change any time soon. Since our last stockholder letter just 70 days ago, the oil market has completely flipped from a projected supply-demand surplus to a historic global deficit. We do not believe it is our job to comment on geopolitical events and will therefore focus on the fundamental analysis and how that fundamental analysis is shaping our capital allocation decisions during these volatile times.

Last quarter we closed our macro update with the following sentence:

“Therefore, we remain positioned with ultimate flexibility: we have the inventory depth and operational capacity to accelerate activity quickly if the market tightens and we also retain the flexibility to moderate activity if conditions significantly soften from current levels.”

Since that statement, front month oil prices have increased by over 50% and the 2-year oil strip has moved by over 20%. Global oil production declined by over 8 million barrels per day in March (almost 8% of global production), a number that further increased in April. For reference, the prior projected oversupply that sent prices down over $20 per barrel last year was expected to be between a 1% and 2% mismatch of supply and demand. The oversupply projections pale in comparison to the current situation. Prices for physical delivery of crude oil and refined products have increased even further, with some regions around the world already seeing shortages and demand destruction. Therefore, we believe there is a legitimate supply-demand imbalance and that the associated price signal is the catalyst to begin to grow production.

Because of our positioning, our preparation and this price signal, we are bringing incremental barrels to the market immediately. We have made the decision to begin to work down our drilled but uncompleted well (“DUC”) balance to maintain our current production level of over 520,000 Bo/d - up 3% from our original 2026 guidance. Diamondback is capturing the production response now and will subsequently backfill activity to maintain our future operational flexibility.

To execute this plan, we expect to run 5 completion crews consistently for the remainder of the year and to add two or three rigs to preserve a healthy backlog of projects to maintain operational flexibility. This level of incremental activity maintains our current level of capital efficiency and puts Diamondback in a differentiated position.

On top of increasing Cash Flow per share, this revised plan generates more Free Cash Flow per share in 2026 assuming WTI averages over $60 for the rest of the year. This gives us the ability to maintain current activity levels even if oil prices decline. While our “stoplight” analogy for the macro environment served its purpose over the last year, we are going to put it on the sidelines for now as the light has turned green, and Diamondback is well-positioned to respond to the current macro environment.

First Quarter 2026 Operational Performance

We delivered a strong first quarter, driven by solid execution despite weather-related impacts from Winter Storm Fern in January. Oil production averaged 521 MBO/d, exceeding the high end of our 502 - 512 MBO/d guidance range. Importantly, this beat was not a result of higher cash capital expenditures as we invested $933 million for the quarter, below the midpoint of our $900 - $975 million guidance range.

Lease operating expenses (“LOE”) and other cash operating costs were also in line with our guidance. LOE averaged $6.21 per BOE, an increase over LOE costs in Q4 2025 primarily due to one-time charges associated with production recovery efforts following Winter Storm Fern. We continue to work tirelessly to minimize cash costs, and our operations team and field organization are currently scaling automation and data‑driven predictive maintenance (including through Artificial Intelligence initiatives), which we expect to increase uptime and reduce LOE in the coming years.

Our drilling and completion teams continue to manufacture wellbores with industry-leading execution through consistent, repeatable performance across the program. Importantly, executing ahead of plan was a key contributor to the production beat this quarter, fueled by the compounding efficiency gains our teams are delivering quarter after quarter versus the base plan. Drilling performance was a standout this quarter, with 11% of wells reaching total depth in less than five days and new internal speed records on the fastest ~2, ~3 and ~4-mile wells. Notably, the team drilled the fastest Barnett well in company history (~18 days) at the lowest Barnett cost to date (under $400 per lateral foot), supporting our belief that Barnett development is trending toward competitiveness with the rest of our portfolio. On the completions side, continuous pumping is compounding improvements in utilization and reducing non-productive time. In addition, with roughly 80% of the frac fleet electrified, we view electrification as a strategic advantage in this environment, as it meaningfully reduces exposure to diesel-driven cost inflation while also supporting more consistent execution through lower fuel logistics intensity and improved operating efficiency.

First Quarter 2026 Financial Performance

In the first quarter, we generated $1.8 billion in net cash from operating activities, which translated into $1.7 billion of Free Cash Flow and Adjusted Free Cash Flow.

We recorded a $1.4 billion non-cash impairment in the first quarter. As discussed in detail in our previous letter, the charge was mechanically driven by trailing twelve‑month, first‑of-month SEC pricing, with weaker January and February oil prices this year rolling through the SEC price deck and impacting our ceiling test. Looking ahead, we expect this to be the last impairment related to this price roll‑through.

Return of Capital and Capital Allocation Update

Today we are announcing a change to the structure of how we return Free Cash Flow to our stockholders. Since late 2021, we have maintained a commitment to return a minimum percentage of our quarterly Adjusted Free Cash Flow to stockholders through a base dividend, share repurchases and variable dividends. Over the past four years, we have returned approximately $12.1 billion to stockholders through $3.4 billion of base dividends, $5.9 billion of share repurchases and $2.8 billion of variable dividends.

Next quarter, we plan to remove our quarterly percentage of Adjusted Free Cash Flow return commitment and instead retain the flexibility to allocate our post-dividend Free Cash Flow to the opportunity that best creates long-term stockholder value.

The formulaic return of capital commitment served an important purpose to instill capital discipline into the E&P sector after COVID. The downside to the formulaic return mechanism was its restrictive structure on a highly cyclical business (as exemplified this quarter). The quarterly aspect meant that we had to make capital allocation decisions within a 90 day window, rather than making decisions through a cyclical lens.

We will continue to prioritize our stable and growing base dividend, which we expect to remain protected below $40 per barrel at maintenance production levels. Today, we are increasing our base dividend by 5% to $4.40 per share annually, now up 10% this year. We will also continue an active repurchase program focused on buying back shares below our estimated intrinsic value at mid-cycle commodity prices just as we have over the last five years. Currently, we do not see value in paying out variable dividends, so we have put that mechanism aside for now.

There will be times (like today) where commodity prices are high and we use excess Free Cash Flow to accelerate debt pay down or build cash. On the other hand, there will be periods where we outspend cash flow and lean on our balance sheet to buy back shares because our equity is undervalued. Capital allocation, both human and financial, is the most important thing we do – preserving the flexibility to make the correct capital allocation decision at the right point in the commodity cycle is paramount to long-term value creation for Diamondback stockholders.

Balance Sheet

We have made significant progress on debt reduction in 2026. Quarter-over-quarter, consolidated gross debt decreased by $0.6 billion and consolidated net debt decreased by roughly $0.7 billion. We ended the quarter with consolidated gross debt of approximately $14.1 billion and consolidated net debt of $13.9 billion.

In April, we repurchased some of our long‑dated notes at an attractive discount by successfully retiring $777 million in principal of our 2051 and 2052 Senior Notes for $632 million including accrued interest, or 81.1% of par value. We also fully repaid the remaining $550 million outstanding on our term loan due in 2027. Since the end of the third quarter of 2025, we have reduced total debt by ~$3.7 billion (a 23% reduction). We believe that accelerating deleveraging in a high commodity price environment strengthens our downside durability and gives us significant flexibility and optionality through the next cycle.

Closing

We are grateful for the trust you have put in Diamondback and our ability to appropriately allocate capital. With the operational and financial momentum we have today, we are well positioned to deliver strong outcomes through 2026 and beyond.

Thank you for your interest in Diamondback Energy.

Sincerely,

Kaes Van't Hof
Chief Executive Officer and Director

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Forward-Looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Double Eagle Acquisition and the Sitio acquisition completed by Diamondback's subsidiary, Viper Energy, Inc., and other acquisitions, divestitures or reorganizations); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this letter, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: geopolitics and market conditions, including changes in supply and demand levels for oil, natural gas and natural gas liquids and the resulting impact on the price for those commodities; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; actions taken by the members of OPEC and its non-OPEC allies (OPEC+) affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, and instability in the financial sector; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change, changing political and social perspectives on climate change and other ESG factors, and risks from our publicly disclosed targets related to sustainability and emissions reduction initiatives; challenges in developing our existing leasehold acreage and finding, developing or acquiring additional reserves; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water disposal well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; conditions in the capital, financial and credit markets, including the availability and pricing of capital for acquisitions, exploration and development operations; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable electrical power, internet and telecommunication infrastructure, information and computer systems, transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; inability to keep pace with technological developments in our industry; failure to meet our obligations under our oil purchase contracts; loss of one or more customers or their inability to meet their obligations; geographical concentration of our primary operations; risks from our return of capital commitment, and uncertainties over our future dividends and share repurchases; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; changes in the financial strength of counterparties to our credit facilities and hedging contracts; our substantial indebtedness and restrictions to our operating and financial flexibility; changes in our credit rating; failure to identify, complete and successfully integrate acquisitions, including the recently completed Double Eagle Acquisition and Viper’s Sitio Acquisition; the Endeavor stockholders’ ability to significantly influence our business and potential conflicts of interest; and other risks described in Part I, Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 25, 2026, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Non-GAAP Financial Measures

This letter includes financial information not prepared in conformity with generally accepted accounting principles (GAAP), such as Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow per share and net debt. The non-GAAP information should be considered by the reader in addition to, but not instead of, financial information prepared in accordance with GAAP. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in Diamondback's quarterly results, which are posted on Diamondback's website at www.diamondbackenergy.com/investors and included as Exhibit 99.1 to the Current Report on Form 8-K filed by Diamondback with the SEC that also includes this letter as Exhibit 99.2. Furthermore, this letter includes or references certain forward-looking, non-GAAP financial measures. Because Diamondback provides these measures on a forward-looking basis, it cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP financial measures, such as future impairments and future changes in working capital. Accordingly, Diamondback is unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Diamondback believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing Diamondback's forecasted financial performance to the forecasted financial performance of other companies in the industry.